POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that George A. Schreiber, Jr. whose signature appears below constitutes and appoints Jay B. Knoll and Ghazaleh Koefod, and each of them, as his lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name,place and stead, in any and all capacities, to sign any Form 3, Forms 4 and Forms 5 and all amendments thereto and to file the same and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



Date: September 29, 2006                       By: /s/ George A. Schreiber, Jr.
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                                                       Signature